UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☐ Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting material Pursuant to §240.14a-12

Air Products and Chemicals, Inc.

(Name of Registrant as Specified In Its Charter)

MANTLE RIDGE LP

EAGLE FUND A1 LTD

EAGLE ADVISOR LLC

PAUL HILAL

ANDREW EVANS

TRACY MCKIBBEN

DENNIS REILLEY

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On January 10, 2025, Mantle Ridge LP, which, together with its affiliates (collectively, “Mantle Ridge”), beneficially owns approximately $1.3 billion of the outstanding common shares of Air Products and Chemicals, Inc. (NYSE: APD) (“Air Products” or the “Company”), issued and uploaded to its website, www.RefreshingAirProducts.com, the following press release (the “Press Release”):

Mantle Ridge Sends Open Letter to Air Products and Chemicals, Inc. Shareholders and Employees

Answers Frequently Asked Questions Received from Employee Shareholders About Vote Anonymity

Mantle Ridge’s Director Nominees Reaffirm Commitment to Working Constructively with Air Products’ Continuing Directors as Part of a Reconstituted Board to Create Value for All Shareholders If Elected

Urges Shareholders to Vote the BLUE Proxy Card "FOR" All Four of its Superbly Qualified Director Nominees – Andrew Evans, Paul Hilal, Tracy McKibben, and Dennis Reilley – and "WITHHOLD" on the Company Nominees Charles Cogut, Lisa A. Davis, Seifollah "Seifi" Ghasemi, and Edward L. Monser

View the Letter and Related Materials at www.RefreshingAirProducts.com

New York – January 10, 2025 – Mantle Ridge LP, which, together with its affiliates (collectively, “Mantle Ridge”), beneficially owns approximately $1.3 billion of the outstanding common shares of Air Products and Chemicals, Inc. (NYSE: APD) (“Air Products” or the “Company”), today sent a letter to the Company’s shareholders and employees addressing frequently asked questions it has received regarding its nomination of four highly qualified director candidates – Andrew Evans, Paul Hilal, Tracy McKibben, and Dennis Reilley – to Air Products’ Board of Directors.

The full text of the open letter is attached and accessible online here.

To Enhance Air Products' Performance and Create the Long-Term Value that Shareholders Deserve, Mantle Ridge Urges Shareholders to Vote the BLUE Proxy Card “FOR” Mantle Ridge's Four Highly Qualified Director Nominees – Andrew Evans, Paul Hilal, Tracy McKibben, and Dennis Reilley – and “WITHHOLD” on the Company Nominees Charles Cogut, Lisa A. Davis, Seifollah "Seifi" Ghasemi and Edward L. Monser.

Additional information regarding Mantle Ridge’s highly qualified nominees, as well as voting instructions, may be found at www.RefreshingAirProducts.com.

***

The letter to the Company’s shareholders referenced in the Press Release is attached hereto as Exhibit 1.

***

About Mantle Ridge

Founded in 2016, Mantle Ridge LP is an engaged, long-term owner-steward that works closely and constructively with company boards to create durable long-term value for all stakeholders. None of Mantle Ridge’s affiliated entities is a hedge fund or other investment vehicle with a structurally short-term incentive. Mantle Ridge engages with the expectation of maintaining an ownership position over the very long-term. Mantle Ridge has raised separate, single-investment, five-year special purpose vehicles to support its previous engagements with companies including CSX Corporation, Aramark, and Dollar Tree. For more information, visit https://www.mantleridge.com/.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information herein contains “forward-looking statements.” Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “potential,” “targets,” “forecasts,” “seeks,” “could,” “should” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Forward-looking statements are subject to various risks and uncertainties and assumptions. There can be no assurance that any idea or assumption herein is, or will be proven, correct. If one or more of the risks or uncertainties materialize, or if any of the underlying assumptions of Mantle Ridge LP and its affiliates (collectively, “Mantle Ridge”) or any of the other participants in the proxy solicitation described herein prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by Mantle Ridge that the future plans, estimates or expectations contemplated will ever be achieved.

Certain statements and information included herein may have been sourced from third parties. Mantle Ridge does not make any representations regarding the accuracy, completeness or timeliness of such third party statements or information. Except as may be expressly set forth herein, permission to cite such statements or information has neither been sought nor obtained from such third parties, nor has Mantle Ridge paid for any such statements or information. Any such statements or information should not be viewed as an indication of support from such third parties for the views expressed herein.

Mantle Ridge disclaims any obligation to update the information herein or to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such information, projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Mantle Ridge LP and the other Participants (as defined below) have filed a definitive proxy statement (the “Definitive Proxy Statement”) and accompanying BLUE universal proxy card or voting instruction form with the SEC to be used to solicit proxies for, among other matters, the election of its slate of director nominees at the 2025 annual meeting of stockholders of the Company (the “2025 Annual Meeting”). Shortly after filing the Definitive Proxy Statement with the SEC, Mantle Ridge LP furnished the Definitive Proxy Statement and accompanying BLUE universal proxy card or voting instruction form to some or all of the stockholders entitled to vote at the 2025 Annual Meeting.

The participants in the proxy solicitation are Mantle Ridge LP, Eagle Fund A1 Ltd, Eagle Advisor LLC, Paul Hilal (all of the foregoing persons, collectively, the “Mantle Ridge Parties”), Andrew Evans, Tracy McKibben and Dennis Reilley (such individuals, collectively with the Mantle Ridge Parties, the “Participants”).

IMPORTANT INFORMATION AND WHERE TO FIND IT

MANTLE RIDGE LP STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ ITS DEFINITIVE PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS TO SUCH PROXY STATEMENT AND OTHER PROXY MATERIALS FILED BY MANTLE RIDGE LP WITH THE SEC AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS ARE ALSO AVAILABLE ON THE SEC’S WEBSITE, FREE OF CHARGE, OR BY DIRECTING A REQUEST TO THE PARTICIPANTS’ PROXY SOLICITOR, D.F. KING & CO., INC., 48 WALL STREET, 22ND FLOOR, NEW YORK, NEW YORK 10005. STOCKHOLDERS CAN CALL TOLL-FREE: (888) 628-8208.

Information about the Participants and a description of their direct or indirect interests by security holdings or otherwise can be found in the Definitive Proxy Statement.

Investor Contact

D.F. King & Co., Inc.

Edward McCarthy

Tel: (212) 493-6952

Media Contacts

Jonathan Gasthalter / Nathaniel Garnick

Gasthalter & Co.

Tel: (212) 257-4170

Email: RefreshingAPD@gasthalter.com

Exhibit 1

January 10, 2025

Dear Employees and Fellow Shareholders of Air Products,

Thank you for your support and encouragement, and the time you have invested in the important process of selecting Air Products and Chemicals, Inc.’s (NYSE: APD) (“Air Products” or the “Company”) next Board of Directors (the “Board”).

The number one question we receive at www.RefreshingAirProducts.com is some variation of “I am an employee of Air Products; is there any risk that management will know how I voted?” The answer is: if you hold your shares through a brokerage firm, bank, nominee, or the Company’s 401(k) plan, your vote is strictly confidential and cannot be disclosed to either Air Products or Mantle Ridge LP (collectively with its affiliates, “We” or “Mantle Ridge”). In the very unlikely event you have made special arrangements to hold your shares in “registered name” with the Company’s transfer agent, your vote may be visible to either Air Products or Mantle Ridge.

Separately, the recent report from leading proxy advisory firm Glass Lewis & Co. (“Glass Lewis”), which recommended shareholders vote on the BLUE proxy card “FOR” all four of Mantle Ridge’s independent nominees and “WITHHOLD” on the incumbents Mantle Ridge identified, has inspired questions from many of you regarding how the Air Products Board would function with four Mantle Ridge nominees replacing the Incumbent Directors Cogut, Davis, Ghasemi, and Monser. We address this question below.

Concerning how a board functions when shareholders install a large minority slate, we can from direct experience – including the hotly contested Canadian Pacific (“CP”) case in 2012 – shed some light on the question. After some pointed discussions in the first meeting after its reconstitution, the CP board went about creating value for shareholders in a professional and purposeful manner. Importantly, this result was as much about the directors that had been removed from the CP board as the directors that had been added. We have done this before and understand the dynamics well.

At Air Products, we believe the prime motivating factor behind much of the Board’s dysfunction is Mr. Ghasemi’s demonstrated and oft-expressed commitment to preventing his being removed from, and permanently extending his dominion over, the Board and the Company. By removing him and three key enablers from the Board, the shareholders will remove the central motivation and energy behind these problems, and the distortions they have created. Also, by adding four, highly respected board leaders who are schooled in and committed to governance best practices, and who are committed to working closely alongside the rest of the Board, we will elevate the Board’s performance to the very highest standards.

One of the many reasons why governance best practices call for the separation of the Chairman and CEO roles is the unhealthy and outsized influence a person with both roles can have on a board’s agenda, priorities, composition, structure, and processes, and also on the advice and information that the board receives. For example, the independent members of Air Products’ Board have allowed the legal advice they have received on the matter of Mr. Ghasemi’s continued service to be provided by the very same law firm that has already received, and stands in the future to additionally receive, millions of dollars in fees from ongoing work for the Company, at Mr. Ghasemi’s direction. This is the same law firm that defended him against claims of personal liability for fraud in connection with Rockwood Holdings, Inc.’s (“Rockwood”) sale of its TiO2 unit to Huntsman – a $1.1 billion transaction in which Rockwood was found, in 2021, to have committed fraud, and which led to a $665 million settlement payment. Clearly, the Board’s decision-making must be affected by its reliance upon an advisor so closely connected to Mr. Ghasemi regarding matters that directly relate to his tenure.1

FOR SHAREHOLDERS	FOR MEDIA

D.F. KING & CO., INC.	JONATHAN GASTHALTER / NATHANIEL
STOCKHOLDERS CALL TOLL-FREE / 877 732-3613	GARNICK GASTHALTER & CO.
BANKS AND BROKERS CALL / 212 269-5550	P / 212 257-4170
E / APD@DFKING.COM	E / REFRESHINGAPD@GASTHALTER.COM

As a result of Mr. Ghasemi’s dual Chairman and CEO role – and other issues related to the composition, experience, and culture of the Board – the information the Board receives concerning Air Products’ performance, strategy, challenged projects, Mantle Ridge, the shareholder engagement process, and other matters are filtered through and distorted by the prism and incentives of Mr. Ghasemi. This is clearly deeply problematic.

Refreshment of Air Products’ Board with four independent shareholder nominees replacing Mr. Ghasemi and the three other Incumbent Directors we have identified should alleviate the problem. So refreshed, there will no longer be a force restricting, filtering, or skewing the flow of information to the Board. Perhaps more importantly, there will no longer be a force controlling and coloring the third-party advice the Board receives. The introduction of four new constructive individuals eager for the collective to succeed, experienced in board reconstitution, and unencumbered by past decision-making or ties to Mr. Ghasemi or existing Directors, will enable the Board’s performance to improve dramatically. As we know from our past, this a recipe for success!

Removal of the forces distorting and crimping information flow will promptly change the Board’s understanding, and its performance will correspondingly improve. As an example, we imagine that Glass Lewis’ recently published report may change the opinion of Air Products’ Independent Directors concerning the accuracy and reliability of what they – and the shareholders – have been told by Mr. Ghasemi and his loyal advisors.

We have no reason to believe that if the Board is refreshed as we seek, that it will disregard the shareholders’ expressed will. Shareholders want the Board – refreshed with these four shareholder nominees – to address the question of whether, when, how, and by whom to replace Mr. Ghasemi, and they want that process to be open, and not exclude from consideration obviously qualified candidates, such as Mr. Eduardo Menezes.

Mantle Ridge has been down this road many times. In every single circumstance, we have found individuals who have in their hearts been uncomfortable with what the board leader presents as “a unanimous board position”. In addition, as more complete and objective information is made available to the refreshed board, the thinking of the truly independent, open-minded ongoing directors evolves quickly and meaningfully. We fully expect that dynamic to unfold here, with the same positive result we have seen in the past. The constructive tone of our dealings with reconstituted boards has helped us build strong bridges. We are grateful for the strong relationships that have come from these engagements, and note that our projects often benefit from the active support and involvement of director nominees who were incumbents at companies we had engaged with over prior years.

1 Please see Mantle Ridge’s correspondence with the Board, presented in its complete and unredacted form in our proxy statement (and accessible at www.RefreshingAirProducts.com). Therein, we encouraged – without success – Air Products’ Independent Directors to secure counsel that had no allegiance to Mr. Ghasemi and no expectation of future financial gain from him. Please also see information on our website concerning the Rockwood transaction.

FOR SHAREHOLDERS	FOR MEDIA

D.F. KING & CO., INC.	JONATHAN GASTHALTER / NATHANIEL
STOCKHOLDERS CALL TOLL-FREE / 877 732-3613	GARNICK GASTHALTER & CO.
BANKS AND BROKERS CALL / 212 269-5550	P / 212 257-4170
E / APD@DFKING.COM	E / REFRESHINGAPD@GASTHALTER.COM

Mantle Ridge’s nominees have considerable experience with shareholder-led board refreshment – both as incumbents, and as shareholder nominees – and therefore are practiced at facilitating a smooth transition. They are committed to a promptly harmonious dynamic and have the skills and nature that will help realize one in Air Products’ boardroom. Their experiences, strengths, and collaborative orientation are part of why they are so well suited to help the Board at this historic juncture.

We are confident that, if refreshed with Mantle Ridge’s nominees, Air Products’ Board will move forward quickly and harmoniously to improve the Company for the benefit of all shareholders.

Please keep the questions and suggestions coming at www.RefreshingAirProducts.com. We may reply individually, or in a broadcast format.

With deepest gratitude and optimism concerning the wonderful chapter ahead,

The Mantle Ridge Team

About Mantle Ridge

Founded in 2016, Mantle Ridge LP is an engaged, long-term owner-steward that works closely and constructively with company boards to create durable long-term value for all stakeholders. None of Mantle Ridge’s affiliated entities is a hedge fund or other investment vehicle with a structurally short-term incentive. Mantle Ridge engages with the expectation of maintaining an ownership position over the very long-term. Mantle Ridge has raised separate, single-investment, five-year special purpose vehicles to support its previous engagements with companies including CSX Corporation, Aramark, and Dollar Tree. For more information, visit https://www.mantleridge.com/.

FOR SHAREHOLDERS	FOR MEDIA

D.F. KING & CO., INC.	JONATHAN GASTHALTER / NATHANIEL
STOCKHOLDERS CALL TOLL-FREE / 877 732-3613	GARNICK GASTHALTER & CO.
BANKS AND BROKERS CALL / 212 269-5550	P / 212 257-4170
E / APD@DFKING.COM	E / REFRESHINGAPD@GASTHALTER.COM

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information herein contains “forward-looking statements.” Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “potential,” “targets,” “forecasts,” “seeks,” “could,” “should” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Forward-looking statements are subject to various risks and uncertainties and assumptions. There can be no assurance that any idea or assumption herein is, or will be proven, correct. If one or more of the risks or uncertainties materialize, or if any of the underlying assumptions of Mantle Ridge LP and its affiliates (collectively, “Mantle Ridge”) or any of the other participants in the proxy solicitation described herein prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by Mantle Ridge that the future plans, estimates or expectations contemplated will ever be achieved.

Certain statements and information included herein may have been sourced from third parties. Mantle Ridge does not make any representations regarding the accuracy, completeness or timeliness of such third party statements or information. Except as may be expressly set forth herein, permission to cite such statements or information has neither been sought nor obtained from such third parties, nor has Mantle Ridge paid for any such statements or information. Any such statements or information should not be viewed as an indication of support from such third parties for the views expressed herein.

Mantle Ridge disclaims any obligation to update the information herein or to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such information, projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

IMPORTANT INFORMATION AND WHERE TO FIND IT

MANTLE RIDGE LP STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ ITS DEFINITIVE PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS TO SUCH PROXY STATEMENT AND OTHER PROXY MATERIALS FILED BY MANTLE RIDGE LP WITH THE SEC AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS ARE ALSO AVAILABLE ON THE SEC’S WEBSITE, FREE OF CHARGE, OR BY DIRECTING A REQUEST TO THE PARTICIPANTS’ PROXY SOLICITOR, D.F. KING & CO., INC., 48 WALL STREET, 22ND FLOOR, NEW YORK, NEW YORK 10005. STOCKHOLDERS CAN CALL TOLL-FREE: (888) 628-8208.

Information about the Participants and a description of their direct or indirect interests by security holdings or otherwise can be found in the Definitive Proxy Statement.

FOR SHAREHOLDERS	FOR MEDIA

D.F. KING & CO., INC.	JONATHAN GASTHALTER / NATHANIEL
STOCKHOLDERS CALL TOLL-FREE / 877 732-3613	GARNICK GASTHALTER & CO.
BANKS AND BROKERS CALL / 212 269-5550	P / 212 257-4170
E / APD@DFKING.COM	E / REFRESHINGAPD@GASTHALTER.COM